                                                                    Exhibit 99.1

                               AMENDMENT NO. 1 TO

                     JOINT FILING AND SOLICITATION AGREEMENT

      WHEREAS,  Starboard  Value and  Opportunity  Master  Fund  Ltd.,  a Cayman
Islands exempted  company,  Starboard Value & Opportunity  Fund, LLC, a Delaware
limited liability  company,  Parche,  LLC, a Delaware limited liability company,
RCG  Starboard  Advisors,  LLC, a Delaware  limited  liability  company,  Ramius
Capital Group,  L.L.C., a Delaware limited liability company, C4S & Co., L.L.C., a Delaware limited liability company, Peter A. Cohen, Morgan B. Stark, Thomas W.
Strauss, Jeffrey M. Solomon, Michael Caporale, Jr., Lee Meyer, and Mark Mitchell
entered into a Joint Filing and Solicitation  Agreement on October 22, 2007 (the
"Agreement") for the purpose of seeking representation on the Board of Directors of A. Schulman, Inc., a Delaware corporation (the "Company"), at the 2007 annual meeting of  stockholders  of the Company,  or any other meeting of  stockholders held in lieu thereof,  and any  adjournments,  postponements,  reschedulings  or continuations  thereof and for the purpose of taking all other action  necessary to achieve the foregoing; and

      WHEREAS,  RCG  Enterprise,  Ltd, a Cayman  Islands  exempted  company  and
Yevgeny V. Ruzhitsky (the "New Members"),  wish to join the Group (as defined in the Agreement).

      NOW, IT IS AGREED, this 8th day of November 2007 by the parties hereto:

      1. In accordance with Rule 13d-1(k)(1)(iii)  under the Securities Exchange
Act of 1934, as amended, the New Members agree to the joint filing on its behalf of statements  on Schedule 13D with respect to the  securities of the Company to the extent required under  applicable  securities laws. The New Members agree to be  bound  by the  other  terms of the  Agreement  (a copy of which is  attached hereto), the terms of which are incorporated herein and made a part hereof.

      2. This Agreement may be executed in counterparts,  each of which shall be deemed an original and all of which,  taken together,  shall  constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed as of the day and year first above written.

PARCHE, LLC                            RCG STARBOARD ADVISORS, LLC
                                       By: Ramius Capital Group, L.L.C.,
STARBOARD VALUE & OPPORTUNITY              its sole member
FUND, LLC
By: RCG Starboard Advisors, LLC,       RAMIUS CAPITAL GROUP, L.L.C.
    their managing member              By: C4S & Co., L.L.C.,
                                           as managing member
STARBOARD VALUE AND OPPORTUNITY
MASTER FUND LTD.                       C4S & CO., L.L.C.
By: RCG Starboard Advisors, LLC,
    its investment manager

                           By: /s/ Jeffrey M. Solomon
                               -------------------------
                               Name:  Jeffrey M. Solomon
                               Title: Authorized Signatory

/s/ Jeffrey M. Solomon                 /s/ Mark Mitchell
-------------------------              -------------------------
JEFFREY M. SOLOMON                     MARK MITCHELL
Individually and as attorney-in-fact
for Peter A. Cohen, Morgan B. Stark,
Thomas W. Strauss, Michael Caporale,
Jr. and Lee Meyer

/s/ Yevgeny V. Ruzhitsky
-------------------------
YEVGENY V. RUZHITSKY